UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2011

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                  Completion of Acquisition or Disposition of Assets.

On August 18, 2011, Hewlett-Packard Company (“HP”) and Hewlett-Packard Vision B.V. (“HP Vision”), an indirect wholly-owned subsidiary of HP, entered into an Offer Agreement (the “Offer Agreement”) with Autonomy Corporation plc (“Autonomy”).  Pursuant to the Offer Agreement, HP announced pursuant to Rule 2.5 of the United Kingdom City Code on Takeovers and Mergers the terms of a recommended cash offer (the “Offer”) under which HP, acting through HP Vision, would acquire the entire issued and to be issued share capital of Autonomy for £25.50 per share in cash.

On October 3, 2011, HP announced that HP Vision had received valid acceptances of the Offer in respect of a total of 213,421,299 Autonomy shares, representing approximately 87.34 percent of the existing issued share capital of Autonomy, which acceptances include those received with respect to 22,190,066 Autonomy shares (representing approximately 9.09 percent of the existing issued share capital of Autonomy) pursuant to irrevocable commitments procured by HP Vision from certain members of the Board of Directors of Autonomy who held Autonomy shares.  HP also announced that all conditions relating to the Offer had been satisfied or waived, and the Offer was unconditional in all respects.  In addition, HP announced that the Offer will remain open until further notice, and at least 14 days’ notice will be given of the closing of the Offer.

Settlement of the Offer will, in the case of acceptances received on or before October 3, 2011, occur on or before October 17, 2011.  With respect to acceptances received after October 3, 2011 but while the Offer remains open for acceptance, settlement will occur within 14 days of receipt.

HP intends to fund the settlement of the Offer with a combination of HP’s existing cash resources and debt financing.

Following completion of the Offer, HP Vision intends to exercise its rights pursuant to Sections 974 to 991 of the United Kingdom Companies Act 2006 to acquire compulsorily, on the same terms as the Offer, the remaining Autonomy shares with respect to which the Offer has not been accepted.

The foregoing description of the terms of the Offer are qualified in their entirety by reference to the Offer Agreement, a copy of which was filed as Exhibit 2.1 to HP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2011.

Item 7.01.                  Regulation FD Disclosure.

On October 3, 2011, HP issued a press release relating to the Offer.  A copy of that press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into filings under the Securities Act of 1933, as amended.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description
2.1

Offer Agreement, dated as of August 18, 2011, among Hewlett-Packard Company, Hewlett-Packard Vision B.V. and Autonomy Corporation plc (incorporated by reference to Exhibit 2.1 of HP’s Current Report on Form 8-K filed with the Commission on August 19, 2011).

99.1	HP’s press release, dated October 3, 2011, entitled “HP Acquires Control of Autonomy Corporation plc” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: October 3, 2011	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Offer Agreement, dated as of August 18, 2011, among Hewlett-Packard Company, Hewlett-Packard Vision B.V. and Autonomy Corporation plc (incorporated by reference to Exhibit 2.1 of HP’s Current Report on Form 8-K filed with the Commission on August 19, 2011).

99.1	HP’s press release, dated October 3, 2011, entitled “HP Acquires Control of Autonomy Corporation plc” (furnished herewith).